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                                                                 EXHIBIT 99(a)

              [LOGO OF INDEPENDENCE BANCORP, INC. APPEARS HERE]


                              ("Independence")
                             One Hillendale Road
                        Perkasie, Pennsylvania 18944
P
         This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Judith M. King, Frank A. Mooney and Feryl R L. Spanninger as Proxies and authorizes all or any of them to represent and to vote all shares of Independence Common Stock held of record on May 19, 1994, at 11:59 p.m. by the undersigned at the Special Meeting of the Independence shareholders to be held June 27, 1994, and at any adjournments
O  or postponements thereof.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. In their discretion, the Proxies are
X authorized to vote upon such other business as may properly come before the meeting.

        IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
Y                                                              ---

                           (Continued and to be signed on reverse side)

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                                                           -------------------
                                                                I (we) will
                                                                attend the
                                                             special meeting

                                                                   [ ]

                                                           -------------------


1. PROPOSAL: Approval of Agreement and Plan of Merger dated as of the 19th day of November, 1993 between Independence Bancorp, Inc. and CoreStates Financial Corp



              FOR      AGAINST     ABSTAIN

              [ ]        [ ]         [ ]


THE UNDERSIGNED HEREBY REVOKES all previous proxies for the Special Meeting of the Independence Shareholders to be held June 27, 1994, and acknowledges receipt of the notice of the meeting and the Proxy Statement-Prospectus.

Please sign exactly as name appears. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:_________________________________________________,1994

______________________________________________________(SEAL)
              (Shareholder's Signature)

______________________________________________________(SEAL)
      (Shareholder's Signature if held jointly)


SIGN, DATE AND RETURN IN THE ENCLOSED
POSTAGE-PAID ENVELOPE IMMEDIATELY

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"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"
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                            FOLD AND DETACH HERE